                                                                     Exhibit 11.


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE AMOUNTS
                                  (unaudited)



                                 Three Months Ended March 31
                                 ---------------------------
                                     1995           1994
                                 -------------  ------------
PRIMARY:

Net earnings                       $50,729,000   $38,492,000
                                   ===========   ===========

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding               67,954,644    67,200,456
  Dilutive effect of stock
   options after application
   of treasury-stock method          1,810,593     1,934,884
                                   -----------   -----------
                                    69,765,237    69,135,340
                                   ===========   ===========

Earnings per share                        $.73          $.56
                                          ====          ====


                                 Three Months Ended March 31
                                 ---------------------------
                                     1995           1994
                                 -------------  ------------
FULLY DILUTED:

Net earnings                       $50,729,000   $38,492,000
                                   ===========   ===========

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding               67,954,644    67,200,456
  Dilutive effect of stock
   options after application
   of treasury-stock method          1,898,363     1,934,884
                                   -----------   -----------
                                    69,853,007    69,135,340
                                   ===========   ===========

Earnings per share                        $.73          $.56
                                          ====          ====

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